EXHIBIT 10.06

[LOGO OMITTED]

214 Carnegie Center
Suite 100
Princeton, NJ 08540
Telephone: 609-514-4744
Toll Free: 800-825-4325
Facsimile: 609-514-0502

February 28, 2006

Oppenheimer & Co. Inc.
125 Broad Street
New York, NY 10004

Re:   Financing Engagement Letter

Dear Sirs:

The undersigned, Derma Sciences, Inc., a Pennsylvania corporation (the “Company”), hereby agrees (the “Agreement”) with Oppenheimer & Co. Inc. (“Oppenheimer”) as follows:

1.     Best Efforts Financing. The Company hereby engages Oppenheimer, for the period specified in section 8 hereinbelow, to act as its exclusive agent to arrange approximately $7 million of debt and/or equity financing on a “best efforts” basis (the “Financing”). Any securities shall be offered without registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Act”) pursuant to the exemption from registration created by Regulation D thereof.

2.     Offering Materials. The materials used in the Financing will be a summary of Derma and the proposed acquisition of Western and will include the Company’s public documents and any other appropriate updated information (the “Offering Materials”). The accuracy of the information contained in the Offering Materials shall be the responsibility of Derma, whether Derma or Oppenheimer prepares the materials. The Offering Materials shall meet the anti-fraud and other requirements of the federal and state securities laws, and be in form and substance reasonably satisfactory to the parties.

3.     Compensation. Oppenheimer will be paid at closing of the Financing a cash commission of 6.0% of the aggregate amount of the proceeds received at closing for any equity or equity-linked securities sold. In addition, Oppenheimer will be paid 2.5% of the aggregate amount of any debt placed which is not traditional bank debt and 1% for any traditional bank debt. Oppenheimer acknowledges that if Special Situations Fund invests, the fee paid to Oppenheimer, if any, will be at the sole discretion of the Company. In addition, Oppenheimer will not be paid a fee for any loan made by its existing lenders, CapitalSource Finance and Laurentian Bank.

Notwithstanding anything to the contrary herein, if, during the term of this Agreement, Oppenheimer contacts an investor who closes on a purchase, within twelve months after the close or termination of the Financing, any securities of the Company in a private transaction, Oppenheimer shall be entitled to the compensation as outlined in this Paragraph 3.

4.     Expenses. Whether or not the Financing is successfully completed, it shall be the Company’s obligation to bear all of its expenses in connection with the proposed Financing. In addition, the Company shall reimburse Oppenheimer for its reasonable actual out of pocket expenses, including reasonable legal fees and disbursements.

5.     Further Representations and Agreements of the Company. The Company further represents and agrees that: (i) it is authorized to enter into this Agreement and to carry out the Financing contemplated hereunder and this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, (ii) the Company will, during the course of the Financing, provide Oppenheimer with all information and copies of documentation with respect to the Company’s business, financial condition and other matters as Oppenheimer may reasonably deem relevant, including copies of all documents sent to stockholders or filed with any federal authorities, and will make reasonably available to Oppenheimer, its auditors, counsel, and officers and directors to discuss with Oppenheimer any aspect of the Company or its business which Oppenheimer may reasonably deem relevant, (iii) the Company agrees that for a period of 90 days after the effectiveness of the Registration Statement, it shall not issue or sell any equity linked securities of the Company, unless the issuance or sale is related to a strategic transaction or an employee, consultant, supplier, lender or option grant or issuance (iv) the Company shall use its best efforts to file with the SEC a resale registration statement (the “Registration Statement”) for any securities sold in a time frame to be negotiated with the investors, and (v) the Company will deliver at each closing of the Financing (a) a certificate of each of the Company’s CEO and CFO to the effect that the Offering Materials meet the requirements hereof and do not contain any untrue statement of material fact or fail to state any material fact required to be stated therein or necessary to make the statements therein not misleading and all necessary corporate approvals have been obtained to enable the Company to deliver the securities in accordance with the terms of the Financing, and (b) an opinion of counsel for the Company in customary form.

6.     Indemnification. – See Exhibit A attached hereto.

7.     No-Shop Provision. Until the earlier of: (i) the Financing contemplated hereby is closed or terminated, or (ii) this Agreement expires pursuant to section 8 hereinbelow, the Company agrees that it will not negotiate with any other person relating to a possible public or private offering or placement of the Company’s securities (other than Carter Securities, Inc. specifically for Special Situations Fund and Julian Beare specifically for Reabourne, Smith & Williamson, RAB, Arlington, Sigma, Azemos and Beaufort Ventures). In addition, if during the period this Agreement is in effect the Company engages in discussions to be acquired, merge or sell all or substantially all of its assets or otherwise effect a corporate reorganization with any other entity and as a result the Financing is terminated, Oppenheimer shall be engaged as the Company’s financial advisor on terms that are reasonable and customary for the size and nature of such a transaction.

8.     Termination. Unless the Financing contemplated hereby is sooner closed or terminated, or this Agreement is extended by mutual consent of the parties hereto, this Agreement shall terminate on April 15, 2006. The Company shall have the right to terminate the Financing in the event it is not completed within 45 days from the date hereof.

9.     Competing Claims. The Company acknowledges and agrees that no entity has any claims or is entitled to any payments for services in the nature of a finder’s fee or any other arrangements,

agreements, payments or understandings pursuant to this Financing other than to Carter Securities, Inc. for Special Situations Fund and Julian Beare for Reabourne, Smith & Williamson, RAB, Arlington, Sigma, Azemos and Beaufort Ventures.

10.     Miscellaneous.

(a)     Governing Law. This Agreement and the transactions contemplated hereby shall be governed in all respects by the laws of the State of New York, without giving effect to its conflict of laws principles.

(b)     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

(c)     Notices. Whenever notice is required to be given pursuant to this Agreement, such notice shall be in writing and shall either be: (i) mailed by certified first class mail, postage prepaid, addressed (a) if to Oppenheimer, at the address set forth at the head of this Agreement, Attention: Kee Colen, Managing Director, and (b) if to the Company, at Derma Sciences, Inc., Attention: Ed Quilty, Chairman; or (ii) delivered personally or by express courier. The notice shall be deemed given, if sent by mail, on the third day after deposit in a United States post office receptacle, or if delivered personally or by express courier, then upon receipt.

(d)     Disputes. In the event of any action at law, suit in equity or arbitration proceeding in relation to this Agreement or the transactions contemplated by this Agreement, the prevailing party, or parties, shall be paid its reasonable attorney’s fees and expenses arising from such action, suit or proceeding by the other party.

If the foregoing correctly sets forth the understanding between Oppenheimer and the Company, please so indicate in the space provided below for that purpose whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

DERMA SCIENCES, INC.

By: ______________________________
        Edward J. Quilty
        President and Chief Executive Officer

Confirmed and agreed to:

OPPENHEIMER & CO. INC.

By: ______________________________
        Kee Colen
        Managing Director

Date: _____________________________

EXHIBIT A

February 28, 2006

Mr. Kee Colen
Managing Director
Oppenheimer & Co. Inc.
125 Broad Street
New York, New York 10004

Dear Mr. Colen:

In connection with our engagement of Oppenheimer & Co. Inc. (“Oppenheimer”) as our advisor, we hereby agree to indemnify and hold harmless Oppenheimer and its affiliates, and the respective controlling persons, directors, officers, shareholders, agents and employees of any of the foregoing (collectively the “Indemnified Persons”), from and against any and all claims, actions, suits, proceedings (including those of shareholders), damages, liabilities and expenses incurred by any of them (including the reasonable fees and expenses of counsel), (collectively a “Claim”), which are (A) related to or arise out of (i) any actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company, or (ii) any actions taken or omitted to be taken by any Indemnified Person in connection with our engagement of Oppenheimer, or (B) otherwise relate to or arise out of Oppenheimer’s activities on our behalf under Oppenheimer’s engagement, and we shall reimburse any Indemnified Person for all expenses (including the reasonable fees and expenses of counsel) incurred by such Indemnified Person in connection with investigating, preparing or defending any such claim, action, suit or proceeding, whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party. We will not, however, be responsible for any Claim, which is finally judicially determined to have resulted from the gross negligence or willful misconduct of any person seeking indemnification hereunder. We further agree that no Indemnified Person shall have any liability to us for or in connection with our engagement of Oppenheimer except for any Claim incurred by us as a result of any Indemnified Person’s gross negligence or willful misconduct.

We further agree that we will not, without the prior written consent of Oppenheimer, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such Claim), unless such settlement, compromise or consent includes an unconditional, irrevocable release of each Indemnified Person hereunder from any and all liability arising out of such Claim.

Promptly upon receipt by an Indemnified Person of notice of any complaint or the assertion or institution of any Claim with respect to which indemnification is being sought hereunder, such Indemnified Person shall notify us in writing of such complaint or of such assertion or institution but failure to so notify us shall not relieve us from any obligation we may have hereunder, unless and only to the extent such failure results in the forfeiture by us of substantial rights and defenses. If we so elect or are requested by such Indemnified Person, we will assume the defense of such Claim, including the employment of counsel reasonably satisfactory to such Indemnified Person and the payment of the fees and expenses of such counsel. In the event, however, that legal counsel to such Indemnified Person reasonably determines and provides written correspondence to us, that having common counsel would present such counsel with a conflict of interest or if the defendant in, or target of, any such Claim, includes an Indemnified Person and us, and legal counsel to such Indemnified Person reasonably concludes that there may be legal defenses available to it or other Indemnified Persons different from or in addition to those available to us, then such Indemnified Person may employ its own separate counsel to represent or defend it in any such Claim and we shall pay the reasonable fees and expenses of such counsel. Notwithstanding anything herein to the contrary, if we fail timely or diligently to defend, contest, or otherwise protect against any Claim, the relevant Indemnified Party shall have the right, but not the obligation, to defend, contest, compromise, settle, assert crossclaims, or counterclaims or otherwise protect against the same, and shall be fully indemnified by us therefor, including without limitation, for the reasonable fees and expenses of its counsel and all amounts paid as a result of such Claim or the compromise or settlement thereof. In any Claim in which we assume the defense, the Indemnified Person shall have the right to participate in such Claim and to retain its own counsel therefor at its own expense.

We agree that if any indemnity sought by an Indemnified Person hereunder is unavailable for any reason then (whether or not Oppenheimer is the Indemnified Person), we and Oppenheimer shall contribute to the Claim for which such indemnity is held unavailable in such proportion as is appropriate to reflect the relative benefits to us, on the one hand, and Oppenheimer on the other, in connection with Oppenheimer’s engagement referred to above, subject to the limitation that in no event shall the amount of Oppenheimer’s contribution to such Claim exceed the amount of fees actually received by Oppenheimer from us pursuant to Oppenheimer’s engagement. We hereby agree that the relative benefits to us, on the one hand, and Oppenheimer on the other, with respect to Oppenheimer’s engagement shall be deemed to be in the same proportion as (a) the total value paid or proposed to be paid or received by us or our stockholders as the case may be, pursuant to the transaction (whether or not consummated) for which you are engaged to render services bears to (b) the fee paid or proposed to be paid to Oppenheimer in connection with such engagement.

Our indemnity, reimbursement and contribution obligations under this Agreement shall be in addition to, and shall in no way limit or otherwise adversely affect any rights that any Indemnified Party may have at law or at equity.

The validity and interpretation of this agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be fully performed therein (excluding the conflicts of laws rules). Each of Oppenheimer and the Company hereby irrevocably submits to the jurisdiction of any court of the State of New York, County of New York or the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of this agreement or the transactions contemplated hereby, which is brought by or against Oppenheimer or the Company and in connection therewith, each of Oppenheimer and the Company (i) hereby irrevocably agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court, (ii) to the extent that it has acquired, or hereafter may acquire, any immunity from jurisdiction of any such court or from any legal process therein, it hereby waives, to the fullest extent permitted by law, such immunity and (iii) agrees not to commence any action, suit or proceeding relating to this agreement other than in any such court. Each of Oppenheimer and the Company hereby waives and agrees not to assert in any such action, suit or proceeding, to the fullest extent permitted by applicable law, any claim that (a) it is not personally subject to the jurisdiction of any such court, (b) it is immune from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to its property of (c) any suit, action or proceeding is brought in an inconvenient forum.

The provisions of this Agreement shall remain in full force and effect following the completion or termination of Oppenheimer’s engagement.

Very truly yours,

DERMA SCIENCES, INC.

By: ______________________________
        Edward J. Quilty
        President and Chief Executive Officer

Confirmed and agreed to:

OPPENHEIMER & CO. INC.

By: ______________________________
        Kee Colen
        Managing Director

Date: _____________________________

[LOGO OMITTED]

214 Carnegie Center
Suite 100
Princeton, NJ 08540
Telephone: 609-514-4744
Toll Free: 800-825-4325
Facsimile: 609-514-0502

March 21, 2006

Oppenheimer & Co. Inc.
125 Broad Street
New York, NY 10004

Re:   Financing Engagement Letter — Amendment

Dear Sirs:

The undersigned, Derma Sciences, Inc., a Pennsylvania corporation (the “Company”), hereby agrees with Oppenheimer & Co. Inc. (“Oppenheimer”) as follows:

The agreement between the Company and Oppenheimer dated February 28, 2006 (the “Agreement”) is hereby amended by adding to the “carve outs” enumerated in lines 4-6 of paragraph 7 – No-Shop Provision the firm Taglich Brothers, Inc.

Save as specifically amended hereby, the Agreement remains in full force and effect.

If the foregoing amendment to the Agreement correctly sets forth the understanding between Oppenheimer and the Company, please so indicate in the space provided below for that purpose.

Very truly yours,

DERMA SCIENCES, INC.

By: ______________________________
        Edward J. Quilty
        President and Chief Executive Officer

Confirmed and agreed to:

OPPENHEIMER & CO. INC.

By: ______________________________
        Kee Colen
        Managing Director

Date: _____________________________